                                                                    EXHIBIT 99.1


AUGUST 19, 2004             COMPANY PRESS RELEASE      FLOWERS FOODS (NYSE: FLO)


              FLOWERS FOODS' SECOND QUARTER AND FIRST HALF RESULTS

THOMASVILLE, GA--Flowers Foods (NYSE: FLO) today reported net income of $15.0 million, or $.33 per share, for the second quarter ended July 17, 2004, compared to a loss of $9.3 million, or $.20 per share, for the second quarter of 2003. For the first half of the year, the company reported net income of $28.7 million, or $.63 per share, compared to a loss of $15.0 million, or $.33 per share for the first half of 2003.

SALES

Sales for the second quarter increased 7.0% to $360.7 million compared to $337.2 million for last year's second quarter. Volume accounted for 4.2% of the sales increase as the company further penetrated existing markets and expanded its geographic coverage with new direct-store-delivery routes. Pricing made up 2.3% of the sales increase. The favorable results were slightly offset by a 0.5% product mix shift. The balance of the increase is due to consolidation of a variable interest entity under FASB Interpretation No. 46, "Consolidation of Variable Interest Entities."

Sales for the first half of the year increased 6.1% to $818.5 million compared to $771.7 million for last year's first half, of which 0.8% was related to the consolidation of the variable interest entity.

INCOME FROM CONTINUING OPERATIONS

Income from continuing operations for the second quarter was $15.0 million, or $.33 per share, an 8.7% increase over the $13.8 million, or $.30 per share, reported for the second quarter of 2003. Income from continuing operations for the first half of the year was $32.2 million, or $.71 per share, a 17.5% increase from the $27.4 million or $.60 per share, reported for the first half of 2003.

During the second quarter, gross margin as a percentage of sales declined slightly compared to the prior year quarter due to higher ingredient, labor and utility costs as well as start-up costs for a new bakery in Denton, Texas. Selling, marketing and administrative expenses declined as a percentage of sales compared to the second quarter of 2003 due to higher sales and reduced administrative expense. Depreciation and amortization expense was relatively flat as was net interest income. Consolidation of the variable interest entity slightly lowered the effective income tax rate, however, the consolidation has no effect on income from continuing operations.

MANAGEMENT'S DISCUSSION

George E. Deese, president and chief executive officer of Flowers Foods, said that the second quarter results are indicative of Flowers Foods' strengths. "Our sales growth -- in both established and new territories -- is possible because of our execution in the marketplace, the strength of our brands, and the quality of our products. Nature's Own breads continue to drive our sales growth as consumers seek foods with health-related attributes."

During the quarter, the company announced the pending acquisition from Sara Lee Bakery Group of a closed bakery in Houston as well as a customer list. Deese said he expects the acquisition will add approximately $40 million in annual sales. The company's new bakery in Denton, Texas started production of buns and rolls during the quarter and will produce much of the additional volume associated with the customer list acquired from Sara Lee.

"The company continues to generate strong cash flow with which we will pay dividends, repurchase shares when appropriate, make acquisitions, and fund internal growth as we work to build long term-value for our shareholders," Deese said.

REVISED GUIDANCE FOR 2004

The company now forecasts sales for fiscal 2004 of $1.505 billion to $1.520 billion. This represents a $10 million increase in the range due to additional sales expected in Texas. The company expects the additional sales in Texas will be earnings neutral for the year, as cost incurred to establish distribution will offset the gross margin from the added sales. The company expects income from continuing operations to remain at the level previously forecast of 3.9% to 4.0% of sales, or $1.28 to $1.32 per share.

The guidance provided reflects management's best estimate of the market factors related to last week's hurricane in Florida. The company does not expect those factors to have a material impact on its second half 2004 results. The company's guidance represents management's estimates and targets only and is subject to risks and uncertainties as described below.

STOCK REPURCHASES

During the second quarter, the company acquired 345,100 shares of its common stock for $8.5 million, an average of $24.72 per share. Since the inception of the stock repurchase plan, the company has acquired approximately 1.5 million shares of its common stock for $38.5 million, an average of $25.24 per share. These shares were purchased in accordance with the share repurchase plan approved by the board of directors in 2002, which authorizes the company to repurchase up to 7.5 million shares of stock.

DIVIDEND

The board of directors will consider the dividend at its regularly scheduled meeting. Any action taken will be announced following that meeting.

CONFERENCE CALL

Flowers Foods will broadcast its quarterly conference call over the Internet at 10:30 a.m. (Eastern) August 19, 2004 at http://www.firstcallevents.com/service/ ajwz409584010gf12.html. The call will be archived on Flowers' Web site, www.flowersfoods.com, and can be accessed by clicking on "Investor Center."

COMPANY INFORMATION

Headquartered in Thomasville, Ga., Flowers Foods is one of the nation's leading producers and marketers of packaged bakery foods for retail and foodservice customers. Flowers operates 34 bakeries that produce a wide range of bakery products marketed throughout the Southeastern, Southwestern, and mid-Atlantic states via an extensive direct-store-delivery network and nationwide through other delivery systems. Among the company's top brands are Nature's Own, Cobblestone Mill, Sunbeam, BlueBird, and Mrs. Freshley's. For more information, visit www.flowersfoods.com.

Statements contained in this press release that are not historical facts are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to, (a) competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer's business, (e) fluctuations in commodity pricing and (f) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value. In addition, our results may also be affected by general factors such as economic and business conditions (including the baked foods markets), interest and inflation rates and such other factors as are described in the company's filings with the Securities and Exchange Commission.

CONTACT:

Jimmy M. Woodward, Senior VP and Chief Financial Officer, (229) 227-2266 Marta J. Turner, Senior VP/Corporate Relations, (229) 227-2348

                                  FLOWERS FOODS
-------------------------------------------------------------------------------
                        CONSOLIDATED STATEMENT OF INCOME
                     (000's omitted, except per share data)


                                                                        FOR THE            For the
                                                                       12 - WEEK          12 - Week
                                                                      PERIOD ENDED       Period Ended
                                                                        JULY 17,           July 12,
                                                                          2004               2003
                                                                      ------------       ------------
Sales                                                                 $    360,686       $    337,193
Materials, supplies, labor and other production costs                      181,974            165,565
Selling, marketing and administrative expenses                             143,386            138,657
Depreciation and amortization                                               12,597             12,489
                                                                      ------------       ------------
Income from continuing operations before interest, income
taxes and minority interest (EBIT)                                          22,729             20,482
Interest income, net                                                         1,916              1,915
                                                                      ------------       ------------
Income from continuing operations before income taxes and
minority interest (EBT)                                                     24,645             22,397
Income tax expense                                                           9,363              8,623
                                                                      ------------       ------------
Income from continuing operations before minority interest                  15,282             13,774
Minority interest in variable interest entity                                 (324)                 0
                                                                      ------------       ------------
Income from continuing operations                                           14,958             13,774
Discontinued operations, net of tax                                              0            (23,118)
                                                                      ------------       ------------
Net income (loss)                                                     $     14,958       $     (9,344)
                                                                      ============       ============

Per share amounts:
  Income from continuing operations                                   $       0.33       $       0.30
  Discontinued operations                                                     0.00              (0.50)
                                                                      ------------       ------------
  Net income (loss)                                                   $       0.33       $      (0.20)
                                                                      ============       ============

  Diluted weighted average shares outstanding                               45,046             45,861
                                                                      ============       ============


                                  FLOWERS FOODS
--------------------------------------------------------------------------------
                        CONSOLIDATED STATEMENT OF INCOME
                     (000's omitted, except per share data)


                                                                         FOR THE            For the
                                                                        28 - WEEK          28 - Week
                                                                      PERIOD ENDED       Period Ended
                                                                        JULY 17,           July 12,
                                                                          2004               2003
                                                                      ------------       ------------
Sales                                                                 $    818,525       $    771,745
Materials, supplies, labor and other production costs                      410,028            379,202
Selling, marketing and administrative expenses                             329,820            322,359
Depreciation and amortization                                               29,499             29,651
                                                                      ------------       ------------
Income from continuing operations before interest, income
  taxes and minority interest (EBIT)                                        49,178             40,533
Interest income, net                                                         4,593              4,064
                                                                      ------------       ------------
Income from continuing operations before income taxes and
  minority interest (EBT)                                                   53,771             44,597
Income tax expense                                                          20,137             17,170
                                                                      ------------       ------------
Income from continuing operations before minority interest                  33,634             27,427
Minority interest in variable interest entity                               (1,466)                 0
                                                                      ------------       ------------
Income from continuing operations                                           32,168             27,427
Discontinued operations, net of tax                                         (3,486)           (42,431)
                                                                      ------------       ------------
Net income (loss)                                                     $     28,682       $    (15,004)
                                                                      ============       ============

Per share amounts:
  Income from continuing operations                                   $       0.71       $       0.60
  Discontinued operations                                                    (0.08)             (0.93)
                                                                      ------------       ------------
  Net income (loss)                                                   $       0.63       $      (0.33)
                                                                      ============       ============


  Diluted weighted average shares outstanding                               45,288             45,691
                                                                      ============       ============

                                  FLOWERS FOODS
                                SEGMENT REPORTING
--------------------------------------------------------------------------------
                                 (000's omitted)

                                              FOR THE           For the           FOR THE           For the
                                             12 - WEEK         12 - Week         28 - WEEK         28 - Week
                                            PERIOD ENDED      Period Ended      PERIOD ENDED      Period Ended
                                           JULY 17, 2004     July 12, 2003     JULY 17, 2004     July 12, 2003
                                           --------------    --------------    --------------    --------------
Sales:
  Flowers Bakeries Group                   $      280,541    $      261,031    $      631,696    $      599,046
  Flowers Specialty Group                          80,145            76,162           186,829           172,699
                                           --------------    --------------    --------------    --------------
                                           $      360,686    $      337,193    $      818,525    $      771,745
                                           ==============    ==============    ==============    ==============


EBITDA from Continuing Operations:
  Flowers Bakeries Group                   $       34,990    $       34,305    $       77,802    $       72,878
  Flowers Specialty Group                           6,243             7,055            16,888            14,003
  Flowers Foods                                    (5,907)           (8,389)          (16,013)          (16,697)
                                           --------------    --------------    --------------    --------------
                                           $       35,326    $       32,971    $       78,677    $       70,184
                                           ==============    ==============    ==============    ==============


Depreciation and Amortization:
  Flowers Bakeries Group                   $        9,857    $       10,130    $       22,848    $       23,679
  Flowers Specialty Group                           2,862             2,480             6,801             5,968
  Flowers Foods                                      (122)             (121)             (150)                4
                                           --------------    --------------    --------------    --------------
                                           $       12,597    $       12,489    $       29,499    $       29,651
                                           ==============    ==============    ==============    ==============


EBIT from Continuing Operations:
  Flowers Bakeries Group                   $       25,133    $       24,175    $       54,954    $       49,199
  Flowers Specialty Group                           3,381             4,575            10,087             8,035
  Flowers Foods                                    (5,785)           (8,268)          (15,863)          (16,701)
                                           --------------    --------------    --------------    --------------
                                           $       22,729    $       20,482    $       49,178    $       40,533
                                           ==============    ==============    ==============    ==============

                                  FLOWERS FOODS
--------------------------------------------------------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (000's omitted)


                                                                       JULY 17, 2004
                                                                       -------------
ASSETS
  Cash and Cash Equivalents                                            $      39,077
  Other Current Assets                                                       219,641
  Property, Plant & Equipment, net                                           433,399
  Distributor Notes Receivable (includes $7,989 current portion)              81,273
  Other Assets                                                                 3,799
  Cost in Excess of Net Tangible Assets, net                                  72,155
                                                                       -------------
  Total Assets                                                         $     849,344
                                                                       =============


LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities                                                  $     149,386
  Bank Debt                                                                        0
  Other Debt and Capital Leases (includes $4,237 current portion)             20,034
  Other Liabilities                                                          100,378
  Minority Interest in Variable Interest Entity                                2,719
  Common Stockholders' Equity                                                576,827
                                                                       -------------
  Total Liabilities and Stockholders' Equity                           $     849,344
                                                                       =============

                                 FLOWERS FOODS
--------------------------------------------------------------------------------
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                (000's omitted)

                                                               FOR THE              FOR THE
                                                              12 - WEEK            28 - WEEK
                                                            PERIOD ENDED          PERIOD ENDED
                                                            JULY 17, 2004         JULY 17, 2004
                                                            -------------         -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                  $      14,958         $      28,682
Adjustments to reconcile net income to net cash
  from operating activities:
    Depreciation and amortization                                  12,597                29,499
    Discontinued operations                                             0                 5,099
    Minority interest in variable interest entity                     324                 1,466
    Other                                                           8,690                19,227
Changes in assets and liabilities                                  (5,263)              (42,751)
                                                            -------------         -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                          31,306                41,222
                                                            -------------         -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property, plant and equipment                     (11,732)              (27,112)
    Consolidation of variable interest entity                           0                 1,527
    Other                                                            (124)                  216
                                                            -------------         -------------
NET CASH DISBURSED FOR INVESTING ACTIVITIES                       (11,856)              (25,369)
                                                            -------------         -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Dividends paid                                                 (5,481)               (9,917)
    Stock options exercised                                             0                   471
    Stock repurchases                                              (8,529)              (16,303)
    Increase in book overdraft                                      4,629                 7,069
    Other debt and capital lease obligation payments                 (395)                 (512)
                                                            -------------         -------------
NET CASH DISBURSED FOR FINANCING ACTIVITIES                        (9,776)              (19,192)
                                                            -------------         -------------
Net increase (decrease) in cash and cash equivalents                9,674                (3,339)
Cash and cash equivalents at beginning of period                   29,403                42,416
                                                            -------------         -------------
Cash and cash equivalents at end of period                  $      39,077         $      39,077
                                                            =============         =============